                                                                   EXHIBIT 10.36

                     FIRST AMENDMENT TO GUARANTEE AGREEMENT

         THIS FIRST AMENDMENT TO GUARANTEE AGREEMENT (the "First Amendment") is entered into as of the 25th day of March, 1997, by and between the Connecticut Development Authority, a body politic and corporate, constituting a public instrumentality and political subdivision of the State of Connecticut with its principal office at 845 Brook Street, Rocky Hill, Connecticut 06067 (the "Authority"), and Fleet National Bank (successor by merger to Fleet Bank, National Association), a national banking association with an office at 777 Main Street, Hartford, Connecticut 06115 ("Lender").

                                    RECITALS

         WHEREAS, on or about October 6, 1995, Lender entered into a certain Credit Agreement with U.S. HomeCare Corporation, a New York corporation, and its consolidated Subsidiaries which were signatory parties thereto (collectively, the "Borrower"), pursuant to which Lender agreed to make available to the Borrower certain revolving credit loans in an amount of up to $3,000,000.00 with a maturity date of April 15, 1997 (the "Credit Agreement"); and

         WHEREAS, on or about October 6, 1995, the Authority executed and delivered to Lender a Guarantee Agreement pursuant to which the Authority agreed to guarantee an amount of up to $3,000,000.00 of the aggregate loans from time to time outstanding under the Credit Agreement (the "Guarantee Agreement"), as more fully described in Section 8 of the Guarantee Agreement; and

         WHEREAS, on or about November 14, 1996, Lender and Borrower entered into Amendment No. 1 to the Credit Agreement pursuant to which certain terms and conditions of the Credit Agreement were amended; and

         WHEREAS, on the effective date hereof, Lender and the Borrower have entered into Amendment No. 2 to the Credit Agreement pursuant to which the maturity date of such loans has been extended to January 15, 1998; and

         WHEREAS, the Credit Agreement, as amended by Amendment No. 1 and Amendment No. 2 thereto, is herein referred to as the "Amended Credit Agreement"; and

         WHEREAS, the Authority is willing to enter into this First Amendment with Lender to evidence the terms and conditions of its guarantee of the loans made available by Lender to the Borrower under the terms of the Amended Credit Agreement;

         NOW, THEREFORE, the parties hereto agree as follows:

         1. Definitions. The capitalized terms used in this First Amendment shall have the same meanings as in the Guarantee Agreement unless the context hereof otherwise provides.

         2. Amendments to Guarantee Agreement. From and after the date of this First Amendment, the Guarantee Agreement shall be amended as follows:

        2.1 The following definitions set forth in Section 1 of the Guarantee Agreement shall be amended in their entirety to hereafter read as follows:
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         "'Commitment' shall mean the Authority's commitment letters dated
September 14, 1995 and March 21, 1997, setting forth the conditions to the issuance of its Guarantee of the Lender Loan, and the terms of such Guarantee.

         'Guarantee' shall mean the Guarantee Agreement as amended by this First Amendment."

         2.2. Section 8 of the Guarantee Agreement, entitled "Guarantee Amount", shall be amended in its entirety to hereafter read as follows:

         "Section 8. Guarantee Amount

                  The Guarantee Amount at any given time shall be equal to the aggregate sum of $3,000,000.00 minus the total of all payments theretofore made by the Authority under this Guarantee. Upon any payment by the Authority under this Guarantee, the Guarantee Amount shall be immediately and automatically reduced by the amount of such payment, except that the Guarantee Amount may be reinstated as provided in Section 9 hereof. NOTWITHSTANDING THE FOREGOING, THE GUARANTEE AMOUNT SHALL, AUTOMATICALLY REDUCE TO ZERO AND THIS GUARANTEE SHALL TERMINATE ON JANUARY 31, 1998, UNLESS PRIOR TO SUCH DATE LENDER HAS DELIVERED TO THE AUTHORITY UNDER SECTION 9 HEREOF A NOTICE OF DEFAULT OR A NOTICE THAT BORROWER HAS FAILED TO MAKE A PAYMENT UNDER THE LENDER LOAN DOCUMENTS ON DEMAND OF LENDER."

         2.3 Section 17.3 of the Guarantee Agreement shall be amended in its entirety to hereafter read as follows:

         "17.3 To induce the Authority to enter into this Guarantee in favor of Lender, the Borrower hereby agrees and covenants to maintain "Total Employment" (as defined below) in the State of Connecticut in the aggregate amounts set forth below for the corresponding calendar year;

            Year                                        Total Employment
            ----                                        ----------------
            1997                                                 200
            1998                                                 200


As used herein, the term "Total Employment" for such calendar year of determination, shall mean and refer to the four quarter average of the Borrower's full-time employees employed by the Borrower in the State of Connecticut as reflected on the Borrower's Connecticut Employee Quarterly Earnings Report, Form UC-5a, submitted by the Borrower on a quarterly basis to the State of Connecticut Department of Labor, with respect to each calendar quarter of the Borrower (the "Connecticut Quarterly Employment Report"). The Borrower shall submit to the Authority a copy of each Connecticut Quarterly Employment Report filed by the Borrower within thirty (30) days after the end of each calendar quarter hereafter, beginning with the calendar quarter ending September 30, 1995. If Borrower fails to achieve and maintain Total Employment for such calendar year as set forth above (based on an annual average of the four Connecticut Quarterly Employment Reports submitted to the Authority in connection with this Section 17.3), then the Borrower shall pay to the Authority, in addition to any and all other fees, costs and expenses provided for in this Guarantee, an additional fee in an amount described below, based on the difference between the Borrower's actual Total Employment in the State of Connecticut for such
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calendar year and the Borrower's projected Total Employment as set forth above
(the "Employment Shortfall"), as follows:

       Amount of Employment Shortfall                   Amount of Fee
       ------------------------------                   -------------
                    1 - 4                                  $3,850.00
                    5 - 8                                  $7,695.00
                    9 - 12                                $11,540.00
                   13 - 16                                $19,230.00
                   17 and above                           $23,075.00


Such additional fee shall be due and payable to the Authority by the Borrower upon demand by the Authority. The Authority shall furnish to the Borrower a written calculation of the Borrower's Employment Shortfall for the subject calendar year simultaneously with its demand for payment of the corresponding shortfall fee. The Failure of the Borrower to pay such fee to the Authority within thirty (30) days after written demand by the Authority shall be deemed to constitute an Event of Default under the Lender Loan Agreement."

         2.4 Section 13 of the Guarantee Agreement, entitled "Fees and Expenses of Authority", shall be amended to provide that the following fees are to be paid by the Borrower to the Authority on or before the date of this First
Amendment: (i) a commitment fee of $15,000.00; (ii) a guarantee fee of $30,000.00; and (iii) a fee of $60,000.00 for failure to achieve the "Total Employment" parameters set forth in Section 17.3 of the Agreement for the calendar year ending December 31, 1996.

         3. Effect of this First Amendment. Except as otherwise amended hereby, the terms of the Guarantee Agreement shall remain in full force and effect. The rights, privileges, duties and obligations of the parties under the Guarantee Agreement shall, except as modified by this First Amendment, remain unchanged and in full force and effect.

         4. Governing Law. This First Amendment is made, executed and delivered in the State of Connecticut and it is the specific intent of the parties hereto that it shall be in all respects be construed under the laws of the State of Connecticut.

         5. Entire Agreement. This First Amendment sets forth the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements between the parties, written or oral, specifically relating to such matters.

         6. Binding Effect. This First Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         IN WITNESS WHEREOF, the parties hereto, by their duly authorized officers, have executed this First Amendment as of the date first above written.

                        CONNECTICUT DEVELOPMENT AUTHORITY


                     By:__________________________________________
                        Francis T. Gagliardo
                        Its Vice President and Senior Loan Officer
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                       FLEET NATIONAL BANK
                       (successor by merger to Fleet Bank, National Association)


                       By:______________________________________________________
                         Christopher R. Zell
                         Its Vice President

Acknowledged and agreed to as of the ____ day of March, 1997;

U.S. HOMECARE CORPORATION AND ITS CONSOLIDATED SUBSIDIARIES LISTED ON SCHEDULE 1 HERETO


By:_______________________________
      Gerald J. Boisvert, Jr.
       Its Chief Financial Officer
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                                   SCHEDULE I


New York Corporations:

Affiliated Home Care of Westchester, Inc.
U.S. Homecare Corporation of Northern Westchester
U.S. Homecare Corporation of Manhattan
U.S. Homecare Corporation of the Bronx
U.S. Homecare Certified Corporation of New York
U.S. HomeCare Corporation of Albany
U.S. Homecare Medical Equipment Corp.
U.S. Homecare Infusion Therapy Products Corporation

Pennsylvania Corporations:

U.S. Homecare Corporation of Pennsylvania
U.S. Homecare Certified Corporation of Pennsylvania

Connecticut Corporations:

U.S. Homecare Corporation of Connecticut
U.S. HomeCare Infusion Therapy Services Corporation of Connecticut U.S. Homecare Certified Corporation of Connecticut

Maryland Corporation:

U.S. Homecare Corporation of the MidAtlantic Region

Michigan Corporation:

U.S. Homecare Corporation of Michigan

New Jersey Corporation:

U.S. Homecare Infusion Therapy Services Corporation of New Jersey